Exhibit 5 - Opinion of Overton, Babiarz & Associates,  P.C. regarding the legality of the securities registered hereunder
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                       OVERTON, BABIARZ & ASSOCIATES, P.C.

                                ATTORNEYS AT LAW

                               DENVER TECH CENTER

                      7720 EAST BELLEVIEW AVENUE, SUITE 200
                            ENGLEWOOD, COLORADO 80111

                                 (303) 779-5900
                            Facsimile (303) 779-6006



                                                                DAVID J. BABIARZ

                                October 30, 2000


Pipeline Technologies, Inc.
1001 Kings Avenue, Suite 200
Jacksonville, Florida 32207



         Re:      Registration Statement on Form S-8 (SEC File No. 33-77951)
                  ----------------------------------------------------------
                  Covering Public Offering of 1,000,000 Shares of Common Stock
                  ------------------------------------------------------------

Gentlemen:

     We have acted as counsel to Pipeline Technologies, Inc., a Colorado corporation (the "Company"), in connection with the registration by the Company of aggregate of 1,000,000 shares of Common Stock, par value $.001 per share, reserved for issuance under the Company's Non-Qualified Stock Option and Stock Grant Plan (the "Plan"), all as more fully set forth in the Post Effective Amendment to the Registration Statement on Form S-8 to be filed by the Company on October 30, 2000.

     In such capacity, we have examined, among other documents, the Articles of Incorporation, as amended, Bylaws and minutes of meetings of its Board of Directors and shareholders and the Plan.

     Based on the foregoing, and subject to such further examinations as we have deemed relevant and necessary, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Colorado.

     2. The Common Shares have been duly authorized under the Articles of Incorporation, as amended, of the Company and the Common Shares to be issued under the Plan, when issued under the Plan, will be duly and validly issued, full paid and nonassessable.

Pipeline Technologies, Inc.
October 30, 2000
Page 2


     We hereby consent to the use of our name and to the references to Overton, Babiarz & Associates, P.C. beneath the caption "Opinion of Counsel" in the Prospectus forming a part of the Registration Statement and to the filing of a copy of this opinion as Exhibit No. 5 thereto.

                                             Sincerely,

                                             OVERTON, BABIARZ & ASSOCIATES, P.C.


                                             /s/ David J. Babiarz
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